As filed with the Securities and Exchange Commission on November 13, 2015

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER

THE SECURITIES ACT OF 1933

TRIBUNE PUBLISHING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	38-3919441
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

435 North Michigan Avenue

Chicago, Illinois 60611

312-222-9100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Julie K. Xanders, Esq.

General Counsel

Tribune Publishing Company

435 North Michigan Avenue

Chicago, Illinois 60611

312-222-9100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Stewart M. Landefeld

Andrew B. Moore

Perkins Coie LLP

1201 Third Avenue, Suite 4900

Seattle, WA 98101-3099

(206) 359-8000

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of the registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☐		Accelerated filer ☐
Non-accelerated filer ☒	(Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock, par value $0.01 per share(1)	4,695,947	$9.095	(2)	$42,709,638	(2)	$4,300.86	(2)

(1)               Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, the number of shares of common stock registered for secondary offerings by the selling stockholder includes such indeterminate number of shares as may be issuable as a result of stock splits, stock dividends and similar transactions.

(2)               Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low reported sales prices on the New York Stock Exchange on November 6, 2015.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED November 13, 2015

PROSPECTUS

Tribune Publishing Company

4,695,947 Shares of

Common Stock

Offered by the Selling Stockholder

This prospectus relates to the offer and sale by the selling stockholder (which term as used in this prospectus includes its valid transferees) of 4,695,947 shares in the aggregate of our common stock from time to time in one or more offerings. We will not receive any proceeds from the sale of shares of our common stock by the selling stockholder.

In connection with any offer and sale of common stock, the selling stockholder may provide a supplement to this prospectus that contains specific information about the offering, as well as the amounts and prices of the common stock. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and any prospectus supplement before you invest in any of our securities.

Our common stock is listed on the New York Stock Exchange under the symbol “TPUB.” On November 9, 2015, the last reported sale price for our common stock on the New York Stock Exchange was $9.78 per share.

Investing in our securities involves risks.  See the sections entitled “Cautionary Statement Concerning Forward-Looking Statements” on page 2 of this prospectus and “Risk Factors” on page 5 of this prospectus, and in any accompanying prospectus supplement, as well as documents that are incorporated by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is                   , 2015.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, the selling stockholder may offer and sell from time to time in one or more offerings up to 4,695,947 shares of our common stock. This prospectus provides you with a general description of the common stock the selling stockholder may offer. In connection with any offer and sale of common stock, the selling stockholder may provide a prospectus supplement to this prospectus that contains specific information about the common stock being offered and sold and the specific terms of that offering. A prospectus supplement may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. Accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in a prospectus supplement. You should carefully read both this prospectus and any prospectus supplement together with additional information described below under “Information Incorporated By Reference.”

Neither we, nor the selling stockholder, have authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The selling stockholder will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any prospectus supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

When we refer to “Tribune Publishing,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Tribune Publishing Company and/or one or more of its subsidiaries, unless otherwise specified.

TRIBUNE PUBLISHING COMPANY

Tribune Publishing Company was formed as a Delaware corporation on November 21, 2013. Tribune Publishing is a multiplatform media and marketing solutions company that delivers innovative experiences for audiences and advertisers. Our diverse portfolio of iconic news and information brands includes award-winning daily and weekly titles, digital properties and verticals in major markets across the country. Tribune Publishing’s media groups include the Chicago Tribune Media Group, the California News Group, the Sun Sentinel Media Group, the Orlando Sentinel Media Group, The Baltimore Sun Media Group, the Hartford Courant Media Group, the Morning Call Media Group and the Daily Press Media Group.

On August 4, 2014, Tribune Media Company, formerly Tribune Company (“TCO”), completed the spin-off of its principal publishing operations into an independent company, Tribune Publishing, by distributing 98.5% of the outstanding shares of Tribune Publishing common stock to holders of TCO common stock and warrants. In the distribution, each holder of TCO Class A common stock, Class B common stock and warrants received 0.25 of a share of Tribune Publishing common stock for each share of TCO common stock or TCO warrant held as of the record date of July 28, 2014. Tribune Publishing became a separate publicly-traded company with its own board of directors and senior management team subsequent to the distribution. Shares of Tribune Publishing common stock are listed on the New York Stock Exchange under the symbol “TPUB.”

Our principal executive offices are located at 435 North Michigan Avenue, Chicago, Illinois 60611, and our telephone number is (312) 222-9100. Our website is www.tribpub.com.  Information contained on our website does not constitute part of this prospectus.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus, any prospectus supplement and the documents incorporated by reference herein and therein include certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are based largely on our current expectations and reflect various estimates and assumptions by us. Forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results and achievements to differ materially from those expressed in such forward-looking statements. Such risks, trends and uncertainties, which in some instances are beyond our control, include:

•                  competition and other economic conditions including fragmentation of the media landscape and competition from other media alternatives;

•                  changes in advertising demand, circulation levels and audience shares;

•                  our ability to develop and grow our online businesses;

•                  our reliance on revenue from printing and distributing third-party publications;

•                  macroeconomic trends and conditions;

•                  our ability to adapt to technological changes;

•                  our ability to realize benefits or synergies from acquisitions or divestitures or to operate our businesses effectively following acquisitions or divestitures;

•                  our success in implementing expense mitigation efforts;

•                  our ability to attract and retain employees;

•                  changes in newsprint prices;

•                  our reliance on third-party vendors for various services;

•                  adverse results from litigation, governmental investigations or tax-related proceedings or audits;

•                  our ability to satisfy pension and other postretirement employee benefit obligations;

•                  changes in accounting standards;

•                  the effect of labor strikes, lockouts and labor negotiations;

•                  regulatory and judicial rulings;

•                  our indebtedness and ability to comply with debt covenants applicable to our debt facilities;

•                  our adoption of fresh-start reporting which has caused our Consolidated and Combined Financial Statements for periods subsequent to December 31, 2012 to not be comparable to prior periods;

•                  our ability to satisfy future capital and liquidity requirements;

•                  our ability to access the credit and capital markets at the times and in the amounts needed and on acceptable terms; and

•                  other events beyond our control that may result in unexpected adverse operating results.

For more information about these and other risks, see the section entitled “Risk Factors” on page 5 of this prospectus, as well as similar sections in any applicable prospectus supplement and any documents incorporated by reference herein or therein.

The words “believe,” “expect,” “anticipate,” “estimate,” “could,” “should,” “intend,” “may,” “plan,” “seek” and similar expressions generally identify forward-looking statements. However, such words are not the exclusive means for identifying forward-looking statements, and their absence does not mean that the statement is not forward looking. Whether or not any such forward-looking statements are, in fact, achieved will depend on future events, some of which are beyond our control. Readers are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date they were made. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-3 filed by us with the SEC under the Securities Act. As permitted by the SEC, this prospectus does not contain all the information in the registration statement filed with the SEC. For a more complete understanding of any offering made under this prospectus and any prospectus supplement, you should refer to the complete registration statement on Form S-3 that may be obtained from the locations described below. Statements contained in this prospectus or in any prospectus supplement about the contents of any contract or other document are not necessarily complete. If we have filed or furnished any contract or other document as an exhibit to the registration statement or any other document incorporated by reference in the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract or other document is qualified in its entirety by reference to the actual document

We file annual, quarterly and current reports, as well as registration and proxy statements and other information, with the SEC. These documents may be read and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can get further information about the SEC’s Public Reference Room by calling 1-800-SEC-0330. The SEC also maintains a website at www.sec.gov that contains reports, registration statements and other information regarding registrants like us that file electronically with the SEC.

We also make the documents we file with or furnish to the SEC available, free of charge, through our website, at www.tribpub.com, as soon as reasonably practicable after those documents are electronically filed with or furnished to the SEC. The information on our website, however, is not, and should not be, considered part of this prospectus, is not incorporated by reference into this prospectus, and should not be relied upon in connection with making any investment decision with respect to our securities.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus certain information.  This means that we can disclose important information to you by referring you to those documents that contain the information.  The information we incorporate by reference is considered a part of this prospectus, and later information we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus (other than information furnished under Items 2.02 or 7.01 (or corresponding information furnished under Item 9.01 or included as an exhibit) of any Current Report on Form 8-K or otherwise furnished to the SEC, unless otherwise stated) until this offering is completed, as well as documents filed under such sections after the date of the initial registration statement and prior to effectiveness of the registration statement:

•                  our Annual Report on Form 10-K for the fiscal year ended December 28, 2014, filed with the SEC on March 25, 2015;

•                  our Quarterly Reports on Form 10-Q for the quarterly period ended March 29, 2015, filed with the SEC on May 8, 2015, for the quarterly period ended June 28, 2015, filed with the SEC on August 12, 2015, and for the quarterly period ended September 27, 2015, filed with the SEC on November 12, 2015;

•                  our Current Reports on Form 8-K filed with the SEC on April 15, 2015, May 8, 2015, May 13, 2015, May 21, 2015, June 1, 2015, June 23, 2015, August 18, 2015, September 1, 2015, September 3, 2015, and September 10, 2015 (but excluding the portions of such reports expressly noted as being furnished and not filed); and

•                  the description of our capital stock contained in our Registration Statement on Form 10, filed with the SEC on December 9, 2013, including any amendment or report filed for the purpose of updating such description.

You may obtain any of the documents incorporated by reference through the SEC or the SEC’s website as described in the section of this prospectus entitled “Where You Can Find More Information.” You may also request copies of these documents, other than exhibits, unless such exhibits have been specifically incorporated by reference thereto, free of charge by visiting our website at www.tribpub.com. The information on our website, however, is not, and should not be, considered part of this prospectus, is not incorporated by reference into this prospectus, and should not be relied upon in connection with making any investment decision with respect to our securities. You may also make requests for such documents at no cost by writing or calling us at the following address:

Tribune Publishing Company

435 North Michigan Avenue

Chicago, Illinois 60611

Attn:  Investor Relations

312-222-9100

RISK FACTORS

Investing in our common stock involves risks. You should carefully consider the risks described in the sections entitled “Risk Factors” in any prospectus supplement and those set forth in documents incorporated by reference in this prospectus and any prospectus supplement, as well as other information in this prospectus and any prospectus supplement, before purchasing any of our common stock. If any of the risks described in these sections or documents develop into actual events, we could be materially and adversely affected. If this occurs, the trading price of the Company’s common stock could decline, and investors may lose all or part of their investment.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of our common stock by the selling stockholder. The selling stockholder will receive all of the net proceeds from sales of the common stock sold pursuant to this prospectus.

DESCRIPTION OF CAPITAL STOCK

General

The following summary describes certain provisions of our amended and restated certificate of incorporation and amended and restated by-laws relating to our capital stock. This summary is qualified in its entirety by reference to our amended and restated certificate of incorporation and amended and restated by-laws, copies of which have been filed with the SEC and which are incorporated by reference herein.

Our authorized capital stock consists of 300,000,000 shares of common stock, par value $0.01 per share, and 30,000,000 shares of preferred stock, par value $0.01 per share.

As of November 9, 2015, 26,232,281 shares of our common stock were outstanding.

Common Stock

Voting Rights

A holder of common stock is entitled to one vote for each share of common stock held by such holder of record on the books of Tribune Publishing for all matters on which stockholders of Tribune Publishing are entitled to vote. There is no cumulative voting.

Our amended and restated certificate of incorporation and our amended and restated by-laws provide for the voting requirements for the election of directors. The affirmative vote of a plurality of the shares of our common stock present, in person or by proxy, at the meeting and entitled to vote at any annual or special meeting of stockholders will decide the election of any directors, and the affirmative vote of a majority of the shares of our common stock present, in person or by proxy, at the meeting and entitled to vote on the subject matter in question will decide all other matters voted on by stockholders, unless the question is one upon which, by express provision of law, under our amended and restated certificate of incorporation, or under our amended and restated by-laws, a different vote is required, in which case such provision will control.

Dividends

Holders of Tribune Publishing common stock are entitled to participate ratably in our dividends, whether in cash, property, stock or otherwise, as may be declared by the Board of Directors of Tribune Publishing (the “Board of Directors”) from time to time out of assets or funds of Tribune Publishing legally available therefor, subject to the prior rights and preferences, if any, that may be applicable to preferred stock then outstanding.

Liquidation

Holders of Tribune Publishing common stock are entitled, upon our liquidation, dissolution or winding up, to share equally and ratably in any assets remaining after the payment of all debt and other liabilities, subject to the prior rights, if any, of holders of any outstanding shares of preferred stock.

In the event of any voluntary or involuntary liquidation, dissolution or winding-up of Tribune Publishing, after all creditors of Tribune Publishing shall have been paid in full and after payment of all sums, if any, payable in respect of preferred stock, if any, the holders of the common stock are entitled to share ratably in all distributions of assets pursuant to such voluntary or involuntary liquidation, dissolution or winding-up of Tribune Publishing.

No Preemptive Rights

No holder of any Tribune Publishing stock of any class authorized currently has any preemptive right to subscribe to any Tribune Publishing securities of any kind or class.

Preferred Stock

Our Board of Directors has the authority, without further action by our stockholders, to issue up to 30,000,000 shares of preferred stock in one or more series and to fix the designations, powers, preferences and the relative participating, optional or other special rights and qualifications, limitations and restrictions of each series, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any series.

Anti-Takeover Effects of Various Provisions of Delaware Law, Our Amended and Restated Certificate of Incorporation and Amended and Restated By-laws

The provisions of our amended and restated certificate of incorporation and amended and restated by-laws may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that you might consider in your best interest, including an attempt that might result in your receipt of a premium over the market price for your shares. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to first negotiate with our Board of Directors, which could result in an improvement of their terms.

Authorized but Unissued Shares of Capital Stock

Common Stock.   Our remaining shares of authorized and unissued common stock are available for future issuance without additional stockholder approval. While these additional shares are not designed to deter or prevent a change of control, under some circumstances we could use the additional shares to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control by, for example, issuing those shares in private placements to purchasers who might side with our Board of Directors in opposing a hostile takeover bid.

Preferred Stock.   The existence of authorized but unissued preferred stock could reduce our attractiveness as a target for an unsolicited takeover bid since we could, for example, issue shares of preferred stock to parties who might oppose such a takeover bid or issue shares that contain terms the potential acquiror may find unattractive. This may have the effect of delaying or preventing a change of control, may discourage bids for the common stock at a premium over the market price of the common stock, and may adversely affect the market price of, and the voting and other rights of the holders of, our common stock.

Size of Board and Vacancies; Removal

Our amended and restated certificate of incorporation and amended and restated by-laws provide that any vacancy on our Board of Directors, including a vacancy resulting from any increase in the authorized number of directors, may be filled only by the affirmative vote of a majority of our directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy will hold office until such director’s successor shall have been elected and qualified or until such director’s earlier death, resignation or removal.

No Stockholder Action by Written Consent

Our amended and restated certificate of incorporation provides that stockholder action may be taken only at an annual meeting or special meeting of stockholders and may not be taken by written consent in lieu of a meeting.

Stockholder Meetings

Our amended and restated by-laws provide that annual stockholder meetings will be held at a date, time and place, if any, as exclusively selected by our Board of Directors. Our amended and restated certificate of incorporation provides that a special meeting of stockholders may be called only by or at the direction of the Chairman of our Board of Directors, our Chief Executive Officer or our Board of Directors pursuant to a resolution adopted by a majority of our Board of Directors. Stockholders are not permitted to call a special meeting.

Requirements for Advance Notice of Stockholder Nominations and Proposals

Our amended and restated by-laws establish an advance notice procedure for stockholders to make nominations of candidates for election as directors or to bring other business before an annual meeting of our stockholders. Our amended and restated by-laws provide that any stockholder wishing to nominate persons for election as directors at, or bring other business before, an annual meeting must deliver to our corporate secretary a written notice of the stockholder’s intention to do so. These provisions may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed. These provisions may also discourage or deter a potential acquiror from conducting a solicitation of proxies to elect the acquiror’s own slate of directors or otherwise attempting to obtain control of our company. To be timely, the stockholder’s notice must be delivered to our corporate secretary at our principal executive offices not less than 90 days nor more than 120 days before the first anniversary date of the annual meeting for the preceding year; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or 70 days after such anniversary date, a stockholder’s notice must be delivered to our corporate secretary not earlier than 120 days prior to such annual meeting and no later than the close of business on the later of the 90th day prior to such annual meeting or the close of business on the10th day following the day on which public disclosure of the date of the annual meeting was first made.

Amendment of the Amended and Restated Certificate of Incorporation and Amended and Restated By-laws

Our amended and restated certificate of incorporation provides that it may be amended by the affirmative vote of the holders of a majority of the outstanding shares of our common stock then entitled to vote at any annual or special meeting of stockholders; provided that specified provisions of our amended and restated certificate of incorporation may not be amended, altered or repealed unless the amendment is approved by the affirmative vote of the holders of at least 66 2/3% of the outstanding shares of our common stock then entitled to vote at any annual or special meeting of stockholders, including the provisions governing:

•                  elimination of stockholder action by written consent;

•                  the Court of Chancery of the State of Delaware being the sole and exclusive forum for certain actions (see “— Choice of Forum” below); and

•                  prohibition on the rights of stockholders to call a special meeting.

In addition, our amended and restated certificate of incorporation and amended and restated by-laws provide that our amended and restated by-laws may be amended, altered or repealed, or new by-laws may be adopted, by the affirmative vote of a majority of the Board of Directors, or by the affirmative vote of the holders of at least 66 2/3% of the outstanding shares of our common stock then entitled to vote at any annual or special meeting of stockholders.

These provisions make it more difficult for any person to remove or amend any provisions in our amended and restated certificate of incorporation and amended and restated by-laws that may have an anti-takeover effect.

Choice of Forum

Our amended and restated certificate of incorporation provides that the Court of Chancery of the State of Delaware will, to the fullest extent permitted by law, be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of Tribune Publishing, (b) any action asserting a claim of breach of a fiduciary duty owed to Tribune Publishing or Tribune Publishing’s stockholders by any of Tribune Publishing’s directors, officers, employees or agents, (c) any action asserting a claim arising under the General Corporation Law of the State of Delaware (the “DGCL”), our amended and restated certificate of incorporation or our amended and restated by-laws or (d) any action asserting a claim that is governed by the internal affairs doctrine. We may consent in writing to alternative forums. By becoming a stockholder of Tribune Publishing, you are deemed to have notice of and have consented to the provisions of our amended and restated certificate of incorporation related to choice of forum.

Section 203 of the DGCL

Section 203 of the DGCL, to which Tribune Publishing is subject, prohibits a publicly-held Delaware corporation from engaging in a business combination, such as a merger, with a person or group owning 15% or more of the corporation’s outstanding voting stock for a period of three years following the date the person became an interested stockholder, unless:

•                  prior to such time, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•                  upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, those shares owned (a) by persons who are directors and also officers and (b) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•                  at or subsequent to such time, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is any entity or person who, together with affiliates and associates, owns, or within the previous three years owned, 15% or more of the outstanding voting stock of the corporation. The existence of this provision may have an anti-takeover effect with respect to transactions our Board of Directors does not approve in advance. Section 203 may also discourage attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

Limitation of Liability and Indemnification of Officers and Directors

Our amended and restated certificate of incorporation contains provisions permitted under the DGCL relating to the liability of directors. These provisions eliminate a director’s personal liability for monetary damages resulting from a breach of fiduciary duty, except in circumstances involving:

•                  any breach of the director’s duty of loyalty,

•                  acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law,

•                  Section 174 of the DGCL (unlawful dividends), or

•                  any transaction from which the director derives an improper personal benefit.

The principal effect of the limitation on liability provision is that a stockholder will be unable to prosecute an action for monetary damages against a director unless the stockholder can demonstrate a basis for liability for which the limitation of liability is not available under the DGCL. These provisions, however, should not limit or eliminate our rights or any stockholder’s rights to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of director’s fiduciary duty. These provisions do not alter a director’s liability under federal securities laws. The inclusion of this provision in our amended and restated certificate of incorporation may discourage or deter stockholders or management from bringing a lawsuit against directors for a breach of their fiduciary duties, even though such an action, if successful, might otherwise have benefited us and our stockholders.

Our amended and restated by-laws require us to indemnify and advance expenses to our directors and officers to the fullest extent not prohibited by the DGCL and other applicable law. Our amended and restated by-laws provide that we are required to indemnify our directors and executive officers, to the fullest extent permitted by law, against all liability and loss suffered and expenses (including attorney’s fees) incurred in connection with pending or threatened legal proceedings because of the director’s or officer’s positions with us or another entity that the director or officer serves at our request, subject to various conditions, and to pay the expenses (including attorney’s fees) actually and reasonably incurred by our directors and officers in advance of the final disposition to enable them to defend against such proceedings.

Registration Rights Agreement

We are party to a registration rights agreement that is currently in effect with respect to investment funds affiliated with Oaktree Capital Management, L.P. (the “Oaktree Funds”) and entities affiliated with JPMorgan Chase Bank, N.A. (the “JPMorgan Entities”), who we refer to in this section collectively as the “eligible investors.” This agreement grants the eligible investors specified demand and piggyback registration rights with respect to our securities. Under this agreement, we are required to use reasonable best efforts to effect the registration under the Securities Act of our common stock as requested by the holders of our securities that are a party to the agreement, at our expense. In addition, if we determine to register our common stock under the Securities Act, such holders will have the right to require us to use our reasonable best efforts to include in our registration statement shares of our common stock held by them, subject to certain limitations. The agreement also provides for Tribune Publishing to indemnify certain of its stockholders in connection with the registration of its common stock.

We are not required to effect, (a) with respect to the Oaktree Funds, more than five demand registrations, and (b) with respect to the JPMorgan Entities, more than three demand registrations. Generally, in an underwritten offering, the managing underwriter, if any, has the right, subject to market conditions, to limit the number of shares such eligible investors may include.

This agreement terminates on August 4, 2024; however, the registration rights afforded to each of the Oaktree Funds or the JPMorgan Entities, respectively, will no longer apply to any such party to the agreement once any such respective party no longer holds “Registrable Securities” (as defined in the registration rights agreement).

Demand Registration Rights.   Under the terms of the registration rights agreement, the eligible investors may make a written request to us for the registration of the offer and sale of all or part of the shares subject to such registration rights, or Registrable Securities, provided that the Registrable Securities to be registered under a “long-form” registration on Form S-1 have an aggregate market value, based upon the offering price to the public, equal to at least $20 million. If we are eligible to file a registration statement on Form S-3 or any successor form with similar “short-form” disclosure requirements, the eligible investors may make a written request to us for the registration of the offer and sale of all or part of the Registrable Securities, provided that the Registrable Securities to be registered under such short-form registration have an aggregate market value, based upon the offering price to the public, equal to at least $20 million. The registration rights agreement also provides for “take down” offerings, provided that the Registrable Securities proposed to be offered have an aggregate market value, based on the offering price to the public, equal to at least $20 million.

Piggyback Registration Rights.   If we register the offer and sale of our common stock (other than pursuant to a demand registration or in connection with registration on Form S-4 and Form S-8 or any successor or similar forms, or relating solely to the sale of debt or convertible debt instruments) either on our own behalf or on the behalf of other security holders, the holders of the Registrable Securities under the registration rights agreement are entitled to include their Registrable Securities in the registration. The managing underwriters of any underwritten offering may limit the number of Registrable Securities included in the underwritten offering if the underwriters believe that including these shares would have a materially adverse effect on the offering. If the number of Registrable Securities is limited by the managing underwriter, the securities to be included first in the registration will depend on whether we or certain holders of our securities initiate the piggyback registration.

Listing

Our common stock is listed on the New York Stock Exchange under the symbol “TPUB.”

Transfer Agent and Registrar

The transfer agent and registrar for Tribune Publishing common stock is Computershare. The contact information for the transfer agent and registrar is:

Computershare Investor Services

P.O. Box 30170

College Station, TX 77842-3170

(888) 359-8621

SELLING STOCKHOLDER

This prospectus relates to the possible resale, from time to time, in whole or in part, by the stockholder named below (including its valid transferees), who we refer to in this prospectus as the “selling stockholder,” of up to 4,695,947 shares of our common stock that were issued and outstanding prior to the original date of filing of the registration statement of which this prospectus forms a part. The selling stockholder originally acquired the shares of our common stock included in this prospectus pursuant to our spin-off from TCO, effective on August 4, 2014, wherein TCO distributed 98.5% of the outstanding shares of our common stock to holders of TCO common stock and warrants as described further under the section entitled “Tribune Publishing Company” on page 1 of this prospectus.

The table below sets forth information regarding the beneficial ownership of our common stock held by the selling stockholder as of November 9, 2015. The information regarding the selling stockholder’s beneficial ownership after the sales made pursuant to this prospectus assumes that all of the common stock subject to sale pursuant to this prospectus will have been sold and that the selling stockholder does not acquire any additional shares. Information in the table below, with respect to beneficial ownership, has been furnished by the selling stockholder.

Information concerning the selling stockholder may change from time to time and any changed information will be set forth in supplements to this prospectus, if and when necessary. The selling stockholder may offer all, some or none of our common stock. We cannot advise you as to whether the selling stockholder will in fact sell any or all of such shares of common stock. In addition, the selling stockholder may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, shares of our common stock in transactions exempt from the registration requirements of the Securities Act, after the date on which it provided the information set forth in the table below.

To our knowledge, the person named in the table has sole voting and investment power with respect to all of the securities shown as beneficially owned by that person, except as otherwise set forth in the notes to the table. The number of securities shown represents the number of securities the person “beneficially owns,” as determined by the rules of the SEC. The percentages in the table below reflect beneficial ownership as of November 9, 2015 and as of immediately after the resale of all shares subject to resale pursuant to this prospectus, and are based on 26,232,281 shares of our common stock outstanding as of November 9, 2015.

	Amount and Nature of Beneficial Ownership
	Immediately Prior to this Prospectus		Number of Shares of Common Stock Subject to Resale	Immediately After Resale of All Shares of Common Stock Subject to Resale Pursuant to this Prospectus*
Selling Stockholder	Shares of Common Stock Owned	Percentage of Common Stock Owned	Pursuant to this Prospectus	Shares of Common Stock Owned	Percentage of Common Stock Owned
Oaktree Capital Group Holdings GP, LLC and certain affiliated funds (1)	4,695,947	17.9%	4,695,947	—	—%
Total	4,695,947	17.9%	4,695,947	—	—%

*

Assumes that the selling stockholder will sell all of its common stock subject to resale pursuant to this prospectus. There is no assurance that the selling stockholder will resell all or any of its common stock. After the completion of this offering the selling stockholder will hold less than one percent of our common stock assuming that the selling stockholder resells all of its common shares subject to resale pursuant to this prospectus.

(1)

According to information provided to Tribune Publishing by Oaktree Capital Management, L.P., as of November 9, 2015, Oaktree Tribune, L.P. beneficially owned 4,691,371 shares of Tribune Publishing common stock and OCM FIE, LLC (“FIE”) beneficially owned 4,576 shares of Tribune Publishing common stock. The general partner of Oaktree Tribune, L.P. is Oaktree AIF Investments, L.P. (“AIF Investments”). The general partner of AIF Investments is Oaktree AIF Holdings, Inc. (“AIF Holdings”). The holder of all of the voting shares of AIF Holdings is Oaktree Capital Group Holdings, L.P. (“OCGH”). The managing member of FIE is Oaktree Capital Management, L.P. (“OCM”). The general partner of OCM is Oaktree Holdings, Inc. (“Holdings”). The sole shareholder of Holdings is Oaktree Capital Group, LLC (“OCG”). The duly appointed manager of OCG and the general partner of OCGH is Oaktree Capital Group Holdings GP, LLC (“OCGH GP”). The media company business of OCGH GP is managed by a media company committee, which controls the decisions of OCGH GP with respect to the vote and disposition of the shares held by

Oaktree Tribune, L.P. and FIE. The members of such committee are Howard S. Marks, Bruce A. Karsh, John B. Frank, David M. Kirchheimer and Stephen A. Kaplan. The address of Oaktree Tribune, L.P. and FIE is 333 S. Grand Avenue, 28th Floor, Los Angeles, California 90071.

Descriptions of certain relationships between the selling stockholder and its affiliates and Tribune Publishing and its affiliates are described below.

Registration Rights Agreement

On August 4, 2014 Tribune Publishing entered into a Registration Rights Agreement with the selling stockholder, among other parties, as described further under the section of this prospectus entitled “Description of Capital Stock—Registration Rights Agreement.”

Unless otherwise described in this prospectus, to our knowledge, the selling stockholder has not held any position or office with us or had any other material relationship with us or our affiliates during the three years prior to the date of this prospectus other than as a result of its ownership of our securities.

PLAN OF DISTRIBUTION

General

The selling stockholder may offer and sell our securities being offered hereby in any one or more of the following ways from time to time:

•                  to or through underwriters, brokers or dealers;

•                  directly to one or more other purchasers in negotiated sales or competitively bid transactions;

•                  through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the common stock as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•                  through one or more agents; or

•                  otherwise through a combination of any of the above methods of sale.

The selling stockholder, dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the common stock may be deemed to be underwriting discounts. Additionally, because the selling stockholder may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, the selling stockholder may be subject to the prospectus delivery requirements of the Securities Act.

Each time the selling stockholder sells common stock covered by this prospectus, and a revised prospectus or prospectus supplement is required, we will prepare and file such document that will include updated information required to be included therein. Such information may include the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from the selling stockholder and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Any prospectus supplement and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the common stock covered by this prospectus. We will not receive any proceeds from any sale of the common stock by the selling stockholder.

Any initial offering price, dealer purchase price, discount or commission may be changed from time to time.

The common stock may be distributed from time to time in one or more transactions, at negotiated prices, at a fixed price or fixed prices (that may be subject to change), at market prices prevailing at the time of sale, at various prices determined at the time of sale or at prices related to prevailing market prices.

Offers to purchase the common stock may be solicited directly by the selling stockholder or by agents designated by the selling stockholder from time to time. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold.

If underwriters are utilized in the sale of any common stock in respect of which this prospectus is being delivered, such common stock will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Common stock may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters.  If any underwriter or underwriters are utilized in the sale of common stock, unless otherwise indicated in the applicable prospectus supplement, the obligations of the underwriters are subject to certain conditions precedent, and the underwriters will be obligated to purchase all such securities if they purchase any of them.

If a dealer is utilized in the sale of the common stock in respect of which this prospectus is delivered, the selling stockholder will sell shares of our common stock to the dealer as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Transactions through brokers or dealers may include block trades in which brokers or dealers will attempt to sell shares as agent but may position and resell as principal to facilitate the transaction or in cross trades, in which the same broker or dealer acts as agent on both sides of the trade. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the common stock so offered and sold. In addition, the selling stockholder may sell shares of our common stock in ordinary brokerage transactions or in transactions in which a broker solicits purchases.

Offers to purchase common stock may be solicited directly by the selling stockholder, and the sale thereof may be made by the selling stockholder, directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof.

The selling stockholder may also resell all or a portion of its shares of our common stock in transactions exempt from the registration requirements of the Securities Act in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of that rule, Section 4(a)(1) of the Securities Act or other applicable exemptions, regardless of whether the securities are covered by the registration statement of which this prospectus forms a part.  There can be no assurance that the selling stockholder will sell any common stock pursuant to this prospectus.  Further, we cannot assure you that the selling stockholder will not transfer shares of its common stock by other means not described in this prospectus.

If so indicated in the applicable prospectus supplement and/or other offering material, the selling stockholder may authorize agents and underwriters to solicit offers by certain institutions to purchase common stock from the selling stockholder at the public offering price set forth in the applicable prospectus supplement and/or other offering material pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the applicable prospectus supplement and/or other offering material. Such delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement and/or other offering material.

Agents, underwriters and dealers may be entitled under relevant agreements with the selling stockholder to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that such agents, underwriters and dealers may be required to make in respect thereof.  The terms and conditions of any indemnification or contribution will be described in the applicable prospectus supplement and/or other offering material. We may pay all expenses incurred with respect to the registration of the shares of common stock owned by the selling stockholder, other than underwriting fees, discounts or commissions, and the selling stockholder’s own expenses, which will be borne by the selling stockholder. In addition, we have agreed to indemnify the selling stockholder and certain of its affiliates against certain liabilities, including liabilities under the Securities Act.

The selling stockholder may also sell shares of our common stock through various arrangements involving mandatorily or optionally exchangeable securities, and this prospectus may be delivered in connection with those sales.

The selling stockholder may enter into derivative, sale or forward sale transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement and/or other offering material indicates, in connection with those transactions, the third parties may sell common stock covered by this prospectus and the applicable prospectus supplement and/or other offering material, including in short sale transactions and by issuing securities not covered by this prospectus but convertible into, exchangeable for or representing beneficial interests in securities covered by this prospectus, or the return of which is derived in whole or in part from the value of such securities. The third parties may use securities received under derivative, sale or forward sale transactions or securities pledged by the selling stockholder or borrowed from the selling stockholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from the selling stockholder in settlement of those transactions to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment) and/or other offering material.

Additionally, the selling stockholder may engage in hedging transactions with broker-dealers in connection with distributions of shares or otherwise. In those transactions, broker-dealers may engage in short sales of shares in the course of hedging the positions they assume with the selling stockholder. The selling stockholder also may sell shares short and redeliver shares to close out such short positions. The selling stockholder may also enter into option or other transactions with broker-dealers which require the delivery of shares to the broker-dealer. The broker-dealer may then resell or otherwise transfer such shares pursuant to this prospectus. The selling stockholder also may loan or pledge shares, and the borrower or pledgee may sell or otherwise transfer the shares so loaned or pledged pursuant to this prospectus. Such borrower or pledgee also may transfer those shares to investors in our securities or the selling stockholder’s securities or in connection with the offering of other securities not covered by this prospectus.

Underwriters, broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from the selling stockholder. Underwriters, broker-dealers or agents may also receive compensation from the purchasers of shares for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular underwriter, broker-dealer or agent will be in amounts to be negotiated in connection with transactions involving shares and might be in excess of customary commissions. In effecting sales, broker-dealers engaged by the selling stockholder may arrange for other broker-dealers to participate in the resales.

Our common stock is listed on the New York Stock Exchange. No assurance can be given as to the liquidity of, or the trading market for, the common stock.

Agents, underwriters and dealers may engage in transactions with, or perform services for, us or our subsidiaries or the selling stockholder in the ordinary course of business.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. An underwriter may carry out these transactions on the New York Stock Exchange, in the over-the-counter market or otherwise.

LEGAL MATTERS

Unless otherwise specified in a prospectus supplement accompanying this prospectus, the validity of the common stock being offered by this prospectus will be passed upon for us by Perkins Coie LLP. If the common stock is being distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the related prospectus supplement.

EXPERTS

The consolidated and combined financial statements as of December 28, 2014 (Successor) and December 29, 2013 (Successor) and for each of the years then ended incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 28, 2014 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s reorganization under the provisions of Chapter 11 of the Bankruptcy Code as described in Note 2 to the financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The combined financial statements for the one day ended December 31, 2012 (Predecessor) and the year ended December 30, 2012 (Predecessor) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 28, 2014 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s reorganization under the provisions of Chapter 11 of the Bankruptcy Code as described in Note 2 to the financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Tribune Publishing Company

4,695,947 Shares of

Common Stock

Offered by the Selling Stockholder

PROSPECTUS

, 2015

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.   Other Expenses of Issuance and Distribution

The following table shows expenses to be incurred in connection with the offering of the securities being registered, all of which will be paid by Tribune Publishing. All amounts are estimates, other than the SEC registration fee.

Amount to be Paid

SEC registration fee	$4,301
Accounting fees and expenses	3,000
Legal fees and expenses	15,000
Printing expenses	7,500
Total	$29,801

Item 15.   Indemnification of Directors and Officers

Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) authorizes a corporation to indemnify its directors, officers, employees and agents against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement reasonably incurred, provided they act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe their conduct was unlawful, although in the case or proceedings brought by or on behalf of the corporation, such indemnification is limited to expenses and is not permitted if the individual is adjudged liable to the corporation (unless the Delaware Court of Chancery or the court in which such proceeding was brought determines otherwise in accordance with the DGCL). Our amended and restated by-laws provide for the indemnification of our directors and officers to the fullest extent permitted under the DGCL.

Section 102 of the DGCL authorizes a corporation to eliminate or limit its directors’ liability to the corporation or its stockholders for monetary damages for breaches of fiduciary duties, other than for (a) breaches of the duty of loyalty, (b) acts or omissions not in good faith or that involve intentional misconduct or knowing violations of law, (c) unlawful payments of dividends, stock purchases or redemptions, or (d) transactions from which a director derives an improper personal benefit. Our amended and restated certificate of incorporation contains such a provision.

Section 145 of the DGCL authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against and incurred by such person in any such capacity, or arising out of such person’s status as such. We have obtained liability insurance covering our directors and officers for claims asserted against them or incurred by them in such capacity.

Any underwriting agreement that has been or will be filed as an exhibit hereto or incorporated by reference herein contains or will contain provisions whereby the underwriter or underwriters may agree to indemnify us, our directors and certain officers and other persons.

Reference is made to Item 17 for our undertakings with respect to indemnification for liabilities under the Securities Act of 1933, as amended (the “Securities Act”).

Item 16.   Exhibits

The list of exhibits in the accompanying Exhibit Index to this registration statement is incorporated herein by reference.

Item 17.   Undertakings

(a)     The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)      To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)     To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)      Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)     Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on November 13, 2015.

TRIBUNE PUBLISHING COMPANY

By:	/s/ Sandra J. Martin
Name: Sandra J. Martin
Title: Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENT, that each person whose signature appears below constitutes and appoints John H. Griffin, Jr., Sandra J. Martin and Julie K. Xanders, as his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file any and all amendments to this registration statement, including any and all post-effective amendments, or any registration statements to be filed in connection with this registration statement pursuant to Rule 462 under the Securities Act of 1933 and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on November 13, 2015 by the following persons in the capacities indicated.

Signature	Title

/s/ John H. Griffin, Jr.	Director, President and Chief Executive Officer
John H. Griffin, Jr.	(Principal Executive Officer)

/s/ Sandra J. Martin	Executive Vice President and Chief Financial Officer
Sandra J. Martin	(Principal Financial and Accounting Officer)

/s/ Eddy W. Hartenstein	Director and Chairman
Eddy W. Hartenstein

/s/ Philip G. Franklin	Director
Philip G. Franklin

/s/ David E. Dibble	Director
David E. Dibble

/s/ Renetta McCann	Director
Renetta McCann

/s/ Ellen Taus	Director
Ellen Taus

EXHIBIT INDEX

Exhibit Number	Description

4.1

Amended and Restated Certificate of Incorporation of Tribune Publishing Company (incorporated by reference to Exhibit 3.1 to the Tribune Publishing Company Registration Statement on Form S-8 (File No. 333-197932) filed on August 7, 2014).

4.2

Amended and Restated By-Laws of Tribune Publishing Company (incorporated by reference to Exhibit 3.2 to the Tribune Publishing Company Registration Statement on Form S-8 (File No. 333-197932) filed on August 7, 2014).

4.3

Registration Rights Agreement, among Tribune Publishing Company and the Stockholders party thereto, dated as of August 4, 2014 (incorporated by reference to Exhibit 10.4 to the Form 8-K filed on August 7, 2014).

5.1	Opinion of Perkins Coie LLP.

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Perkins Coie LLP (included in Exhibit 5.1).

24.1	Power of Attorney (contained on signature page).